EXHIBIT  10.1


     ACQUISITION  AGREEMENT  AND  PLAN  OF  REORGANIZATION

     THIS STOCK FOR STOCK AGREEMENT ("Agreement") is made and entered into this day of November 1, 2005, by and between Robert Rivera and Sherry Perry Rivera individuals, (hereinafter collectively referred to as "RIVERA"), the owners of the shares of common stock of Spectrum Communications Cabling Services, Inc., a California corporation (hereinafter referred to as "SPECTRUM"), and Network Installation Corp, a Nevada corporation (hereinafter referred to as "NIC");

     WITNESSETH:
     WHEREAS, RIVERA is the record owner and holder of an aggregate of twenty-thousand (20,000) -----shares (the "Shares") which represents one-hundred percent (100%) of the issued and outstanding common stock of SPECTRUM. Robert Rivera is the owner of ten-thousand two-hundred (10,200) shares and Sherry Perry Rivera is the owner of nine-thousand eight-hundred (9,800) shares.


WHEREAS, NIC desires to exchange for its shares, and RIVERA desires to exchange the Shares, pursuant to Type B Reorganization - Stock for Stock Under IRC Sec. 368(a)(1)(B) of the Internal Revenue Code, upon terms and subject to the conditions herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the exchange of Shares, it is hereby agreed as follows:

1.     CLOSING.

A. PROCEDURE FOR CLOSING. The closing of the transaction contemplated by this Agreement shall be held at SPECTRUM's offices on or about November 1, 2005, at 5:00 pm PST ("Closing Date") or such other place, date and time as the parties hereto may otherwise agree.

B. EXCHANGE OF SPECTRUM STOCK. Upon the date set forth in this Agreement, and subject to the terms and conditions hereinafter set forth, RIVERA shall exchange, convey and transfer, or cause to be exchanged, conveyed or transferred, all of the outstanding Shares of SPECTRUM's Stock representing 100% ownership of SPECTRUM on or about the Closing Date.

C. SECTION 368 STOCK FOR STOCK EXCHANGE. The Exchange of Shares shall be affected as a tax-free exchange pursuant to IRC Sec. 368 (a) (1) (B) of the Internal Revenue Code.

D. AMOUNT AND PAYMENT OF EXCHANGE SHARES. The total amount of NIC shares received, ("Exchange Shares") is computed by first multiplying SPECTRUM's current estimated 2005 revenues of fourteen million dollars ($14,000,000) by a factor of one (1). The amount of Stock RIVERA shall receive is then equal to the "Exchange Shares" divided by the average closing price of NIC Stock for the ten
(10) trading days prior to the Closing Date. The NIC Stock shall be restricted and issued pursuant to Rule 144 and delivered to RIVERA no later than seven (7) days following the Closing Date. NIC shall receive 100% of the outstanding shares of SPECTRUM in a tax free exchange pursuant to IRC Sec. 368(a)(1)(B) of the Internal Revenue Code.

E. APPOINTMENT OF DIRECTORS. At Closing, RIVERA will have the right to appoint two (2) members to NIC's Board of Directors. The members must be reasonably acceptable to NIC. In addition RIVERA will have observation rights for all Board meetings for five (5) years from the closing date. The RIVERA designee may be removed as an Observer for cause, as defined in the Company's Articles, By-laws and applicable corporate law.


1.     REPRESENTATIONS  AND  WARRANTIES  OF  RIVERA.

 RIVERA  hereby  warrants  and  represents:

A. AUTHORITY RELATIVE TO THIS AGREEMENT. Except as otherwise stated herein, RIVERA and SPECTRUM have full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by RIVERA nor SPECTRUM to make this Agreement valid and binding upon RIVERA and SPECTRUM enforceable against them in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by RIVERA and SPECTRUM will not:

(i) constitute a breach or a violation of SPECTRUM's Certificate of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

(ii) constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

(iii) result in the creation of any lien, charge or encumbrance upon its assets or properties, except as stated herein.

B. OWNERSHIP. All of SPECTRUM's outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding legally binding upon RIVERA and SPECTRUM and were issued in compliance with all applicable laws and regulations.

C. REVENUES. RIVERA represents and warrants that the estimated gross revenue of fourteen million dollars ($14,000,000) for the fiscal year ended December 31, 2005, as reported on the Contracts in Progress Report, under column "Total Revised Contract Price" dated August 31, 2005, is substantially correct and supported to date by SPECTRUM's books and records.


D. ASSETS & LIABILITIES. RIVERA represents and warrants that NIC is entitled to receive all SPECTRUM's assets and shall assume all SPECTRUM's liabilities with the exception of the "LITIGATION RECEIVABLES," which are identified in Exhibit A. and the SPECTRUM SERVERS, which are identified in Exhibit B.The Parties agree that RIVERA shall be personally entitled to receive any and all proceeds successfully recovered from the LITIGATION RECEIVABLES and shall bear any and all costs associated with any claims regarding the LITIGATION RECEIVABLES.

     (1)  Management  by  Board  of  Directors  and  Executive  Committee.
          ---------------------------------------------------------------

     (a) Upon the closing, SPECTRUM shall be governed by the NIC Board of Directors, which shall be elected by the shareholders. The Board of Directors shall consist of five(5) directors and no more than seven directors as determined by the shareholders. The Board of Directors shall immediately form an Executive Committee regarding the LITIGATION RECEIVABLES, as identified in Exhibit A, consisting of one director and shall appoint RIVERA'S designee on the Board as the Executive Committee. Thereafter, the Executive Committee, shall have the authority to:

                    (i)  Prosecute  the  LITIGATION  RECEIVABLES  actions;

                    (ii)  Determine  the  strategies  to  be  pursued;

                    (iii)  Employ  counsel and experts to assist in the actions;

                    (iv)  Enter  into,  and  enforce  settlements;  and

(v) Perform all other acts required for the conduct of the LITIGATION RECEIVABLES to conclusion.

     (b) The approval of the Executive Committee, will be required for all decisions relating to the LITIGATION RECEIVABLES until final conclusion.

     (c) The Board of Directors may disapprove of any actions of and give directions to the Executive Committee if all its members find that any action would have a material adverse effect upon SPECTRUM or NIC.

     (d) The Board of Directors will monitor and promptly determine if any action of the Executive Committee would represent a material adverse change in the condition or business, financial or otherwise, of SPECTRUM or NIC, and if any of the pending actions or proceedings threatened SPECTRUM or NIC which, if adversely determined, in the reasonable judgment of SPECTRUM or NIC, could have a material adverse effect on SPECTRUM or NIC or their respective financial conditions, business or prospects.

     (e) RIVERA shall also indemnify the NIC INDEMNITIES under Section 6(b) of this Agreement for all NIC INDEMNIFIED LIABILITIES as a result of or arising out of, or relating to any cause of action, suit or claim brought or made against such NIC INDEMNITY arising out of the LITIGATION RECEIVABLES.

E. LAWSUITS, LIENS & TAXES. RIVERA represents that to the best of RIVERA's knowledge, other than those items identified in Exhibit A, that neither RIVERA nor SPECTRUM is currently the subject of any other lawsuit threatened or filed. RIVERA also represents that SPECTRUM is free from any liens or encumbrances, other than what is known regarding RIVERA's and SPECTRUM's obligations contained on Spectrum's balance sheet as of the closing of this transaction. RIVERA shall be solely responsible for all taxes which may be incurred by RIVERA resulting from the receipt of consideration by RIVERA pursuant to this Agreement.

F. BROKERAGE. RIVERA or SPECTRUM have not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission from the as a result of the transactions contemplated hereunder.

2. REPRESENTATIONS AND WARRANTIES OF THE NIC. NIC hereby warrants and represents:

A. AUTHORITY RELATIVE TO THIS AGREEMENT AND ANCILLARY DOCUMENTS. Except as otherwise stated herein, the NIC has full power and authority to execute this Agreement, and carry out the transactions contemplated hereby and thereby and no further action is necessary by NIC to make this Agreement valid and binding upon NIC and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by the NIC will not:

i. constitute a breach or a violation of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

ii. constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

iii. result in the creation of any lien, charge or encumbrance upon its assets or properties except as stated herein.

B. BROKERAGE. The NIC has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission from the as a result of the transactions contemplated hereunder.

C. TAXES. NIC shall be solely responsible for all taxes which may be incurred by NIC resulting from the receipt of consideration by NIC pursuant to this Agreement.

3. EXPENSES. Each of the parties hereto shall pay its own expense in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts.

4. CLOSING DELIVERIES. At the Closing, the deliveries hereinafter specified shall be made by the respective parties hereto, in order to consummate the transactions contemplated hereby. Best efforts shall be made by both parties regarding deliveries by the Closing date or such reasonable time thereafter.

A.     DELIVERIES  BY RIVERA.  RIVERA shall deliver or caused to be delivered to
NIC:

i. Stock certificates, and any and all other instruments of conveyance and transfer as required by Section 1(a) of this Agreement; and

ii. copies of all third party consents necessary to consummate the transaction contemplated herein.

B.     DELIVERIES BY NIC. NIC shall deliver or caused to be delivered to RIVERA:

i. the Exchange Price of this Agreement; and Stock certificates, and any and all other instruments of conveyance and transfer as required by Section 1(b) of this Agreement; and

ii. copies of all third party consents necessary to consummate the transaction contemplated herein.


6.     INDEMNIFICATION.

          In consideration of RIVERA's execution and delivery of the this Agreement in addition to all of NIC's other obligations under this Agreement, NIC shall defend, protect, indemnify and hold harmless RIVERA and all of its officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "RIVERA INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "RIVERA INDEMNIFIED LIABILITIES'), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by NIC in this Agreement or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of NIC contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to RIVERA by NIC. To the extent that the foregoing undertaking by NIC may be unenforceable for any reason, NIC shall make the maximum contribution to the payment and satisfaction of each of RIVERA Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights RIVERA may have, and any liabilities RIVERA may be subject to.

NIC further agrees that NIC shall indemnify RIVERA and their heirs, executors, administrators, successors, and assigns, from and against any and all loss and expense, including amounts paid in settlement before or after suit is commenced, and reasonable attorney's fees,actually and necessarily incurred as a result of any claim, demand, action, proceeding, or judgment that may be asserted by a third-party or shareholders against any such persons, or in which these persons are made parties by such third-party or shareholders by reason of their being or having been officers, directors or shareholders of NIC.

      (b) In consideration of NIC's execution and delivery of the this Agreement and in addition to all of RIVERA's other obligations under this Agreement, RIVERA shall defend, protect, indemnify and hold harmless NIC and all of its subsidiaries, shareholders, officers, directors and employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "NIC INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such NIC Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "NIC INDEMNIFIED LIABILITIES'), incurred by any NIC
Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by RIVERA in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of RIVERA contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such NIC Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Agreement or any other certificate, instrument or document contemplated hereby or thereby, and except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to NIC by RIVERA. To the extent that the foregoing undertaking by RIVERA may be unenforceable for any reason, RIVERA shall make the maximum contribution to the payment and satisfaction of each of NIC Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights NIC may have, and any liabilities NIC may be subject to.

 (c)  Indemnification  Procedure.  Any  party  entitled to indemnification under
      --------------------------
this Section (an "INDEMNIFIED PARTY") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty
(30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent. Notwithstanding anything in this Section to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Business Days of written notice thereof to the indemnifying party so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b)  any  liabilities  the  indemnifying  party  may  be  subject  to.

7.     GENERAL.

A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement covenants and agrees that its respective representations, warranties, covenants and statements and agreements contained in this Agreement and the exhibits hereto, and in any documents delivered in connection herewith, shall survive the Closing Date indefinitely. Except agreements between NIC and certain individual members of SPECTRUM, and as set forth in this Agreement, the exhibits hereto or in the documents and papers delivered in connection herewith, there are no other agreements, representations, warranties or covenants by or among the parties hereto with respect to the subject matter hereof.

B. WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

VOTING.  NIC  officers  and  RIVERA  mutually  agree;

     i. to vote all of their shares of NIC Stock in favor of the other party's candidates for NIC Board of Directors for a period of two (2) years from the Closing Date ("Vote Period").

     ii. that during the Vote Period, under no circumstance will either party vote any of their shares, in favor of the removal of any member of NIC Board of Directors unless either or both parties voluntarily waive this right or any board member has committed an action deemed by a majority vote of the board to be detrimental to NIC.

D. NOTICES. All notices, requests, demands and other communications, which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid:

To  RIVERA:
     Robert  Rivera  and/or  Sherry  Perry  Rivera
     226  N.  Lincoln  Ave.
     Corona,  CA  92882
     ph  (951)  371-0549
     fx  (951)  273-3114

To  NIC:
     Network  Installation  Corp.
     ATT/Jeffrey  R.  Hultman,  CEO
     15235  Alton  Parkway,  Suite  200
     Irvine,  CA  92618
     ph  (949)  753-7551
     fx  (949)  341-0578

or to such other address as such party shall have specified by notice in writing through Certified Mail to the other party.
E. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.
F. SECTIONS AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
G. GOVERNING LAW. This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Orange County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which, the prevailing party may be entitled.
H. CONTRACTUAL PROCEDURES. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore, may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.
I. CONFIDENTIALITY AND NON-DISCLOSURE: Except to the extent required by law, without the prior written consent, the undersigned will not make, and will each direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or to disclose or permit the disclosure of the existence of this transaction prior to closing.
J. AMENDMENT AND WAIVER. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, and (b) waive (i) any inaccuracies in representations by any other party, (ii) compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.
K. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one instrument.
IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto, all on the date first above written.

NIC

NETWORK  INSTALLATION  CORP.

/s/  Jeffrey  R.  Hultman
_____________________________________
Jeffrey  R.  Hultman,  President  &  CEO

RIVERA                                   RIVERA
ROBERT  RIVERA                           SHERRY  PERRY  RIVERA
/s/  Robert  Rivera                      /s/Sherry  Perry  Rivera
_____________________________________    ______________________________
An  Individual                           An  Individual

SPECTRUM
SPECTRUM  COMMUNICATION  CABLING  SERVICES,  INC.

/S/  ROBERT  RIVERA
_____________________________________
Robert  Rivera,  President  &  CEO

                                    EXHIBIT A
                                    ---------

LITIGATION  RECEIVABLES

(1) Lynwood Unified School District (to recover approximately one-million two-hundred thousand dollars in accounts receivable and interest owed to SPECTRUM);

(2) The Inland Valley Daily Bulletin and others (to recover unknown damages for injuries to SPECTRUM and RIVERA); and

(3) California Network Cabling and others (to recover unknown damages for injuries to SPECTRUM and to defend claims against SPECTRUM and RIVERA)

(4)  Former  Executive  employees  of  SPECTRUM  as  designated by Robert Rivera

(5) Any counter claim against SPECTRUM and RIVERA which may rise in pursuing such claims.